                                                                   Exhibit 10.30
                                                                   -------------





================================================================================









                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------



                                     between



                              AGNEM HOLDINGS, INC.


                                       and


                                    TRW INC.



                           Dated as of August 5, 1986



================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
Preamble...........................................................................................................

Recitals ..........................................................................................................

ARTICLE 1 - General Provisions
         1.l      Definitions......................................................................................
         1.2      Other Definitions and Meanings; Interpretation...................................................
         1.3      TRW's Knowledge..................................................................................

ARTICLE II - Purchase and Sale
         2.1      Transaction......................................................................................
         2.2      Acquired Assets..................................................................................
         2.3      Excluded Assets..................................................................................
         2.4      Assumed Liabilities..............................................................................
         2.5      Excluded Liabilities.............................................................................
         2.6      Purchase Price...................................................................................
         2.7      Adjustment.......................................................................................
                  (a)      Closing Audit...........................................................................
                  (b)      Review by Purchaser.....................................................................
                  (c)      Accounting Principles...................................................................
                  (d)      Base-Line Net Book Value................................................................
                  (e)      Determination of Closing Net Book Value.................................................
                  (f)      Amount of Adjustment....................................................................
                  2.8      Payment of Purchase Price...............................................................
         2.9      Refund of Purchase Price.........................................................................
         2.10     Method of Payment................................................................................

ARTICLE III - Representations and Warranties
         3.1      TRW's General Representations and Warranties.....................................................
                  (a)      Organization and Existence..............................................................
                  (b)      Power and Authority.....................................................................
                  (c)      Authorization...........................................................................
                  (d)      Binding Effect..........................................................................
                  (e)      No Default..............................................................................
                  (f)      Finders.................................................................................
                  (g)      Representations and Warranties True and Complete........................................
         3.2      TRW's Representations and Warranties Concerning the Disclosure Package...........................
                  (a)      Financial Statements....................................................................
                  (b)      Investments.............................................................................
                  (c)      Receivables.............................................................................
                  (d)      Inventories.............................................................................
                  (e)      Real Estate.............................................................................

                  (f)      Personal Property.......................................................................
                  (g)      Liabilities.............................................................................
                  (h)      Litigation..............................................................................
                  (i)      Contracts...............................................................................
                  (j)      Intellectual Property...................................................................
                  (k)      Employee Benefits.......................................................................
                  (l)      Permits and Approvals...................................................................
                  (m)      Compliance with Laws....................................................................
                  (n)      Payment of Taxes; Tax Liens.............................................................
                  (o)      No Material Events......................................................................
                  (p)      Additional Information..................................................................
                  (q)      Undisclosed Liabilities.................................................................
         3.3      Purchaser's Representations and Warranties.......................................................
                  (a)      Organization and Existence..............................................................
                  (b)      Power and Authority.....................................................................
                  (c)      Authorization...........................................................................
                  (d)      Binding Effect..........................................................................
                  (e)      No Default..............................................................................
                  (f)      Finders.................................................................................
                  (g)      Purchaser's Financing Plan..............................................................
                  (h)      Representations and Warranties True and Complete........................................
         3.4      Disclaimer.......................................................................................
         3.5      Survival.........................................................................................

ARTICLE IV - Actions Before Closing
         4.1      Access to Records................................................................................
         4.2      Interim Conduct of the Business..................................................................
         4.3      Purchaser's Approval of Certain Transactions.....................................................
         4.4      Negotiation of Other Agreements..................................................................
         4.5      Consents to Assignment...........................................................................
         4.6      Novation of Government Contracts.................................................................
         4.7      Government Approvals.............................................................................
         4.8      Review of Disclosure Package; Right to Reject....................................................
         4.9      Purchaser's Financing............................................................................
         4.10     Labor Relations..................................................................................
         4.11     Special Receivables..............................................................................

ARTICLE V - Conditions
         5.1      Conditions to Purchaser's Obligations............................................................
         5.2      Conditions to TRW's Obligations..................................................................

ARTICLE VI - Closing
         6.1      The Closing......................................................................................
         6.2      Time, Date, and Place of Closing.................................................................
         6.3      Purchaser's Obligations..........................................................................
         6.4      TRW's Obligations................................................................................

         6.5      Real Estate Conveyance...........................................................................
                  (a)      Title Insurance Commitment..............................................................
                  (b)      Warranty Deeds..........................................................................
                  (c)      Instructions............................................................................
                  (d)      Confirmation............................................................................
         6.6      Leasehold Interests in Real Estate...............................................................

ARTICLE VII - Actions After Closing
         7.1      Further Conveyances..............................................................................
         7.2      Further Consents to Assignment...................................................................
         7.3      Resale of Inventories............................................................................
         7.4      Access to Former Business Records................................................................
         7.5      Access to Former Employees.......................................................................
         7.6      Access to Business Records.......................................................................
         7.7      Access to Employees..............................................................................
         7.8      Trade Receivables................................................................................
         7.9      Environmental Claims ............................................................................
         7.10     Environmental Remediation........................................................................

ARTICLE VIII - Employees and Employee Benefits
         8.1      Employment.......................................................................................
         8.2      Pension Plans....................................................................................
         8.3      401(k) Plan .....................................................................................
         8.4      Medical Benefits.................................................................................
         8.5      Life Insurance...................................................................................
         8.6      Accrued Vacation ................................................................................
         8.7      Workers' Compensation............................................................................
         8.8      Severance Payments...............................................................................
         8.9      Unemployment Insurance...........................................................................
         8.10     Other Employee Benefits..........................................................................
         8.11     Termination or Layoff of Certain Employees.......................................................

ARTICLE IX - Indemnification
         9.1      Indemnification of TRW...........................................................................
         9.2      Indemnification of Purchaser.....................................................................
         9.3      Claims...........................................................................................
                  (a)      Notice..................................................................................
                  (b)      Responsibility for Defense .............................................................
                  (c)      Right to Participate....................................................................
                  (d)      Settlement  ............................................................................
         9.4      Limitation on Indemnification....................................................................

ARTICLE X - Amendment, Waiver, and Termination
         10.1     Amendment........................................................................................
         10.2     Waiver...........................................................................................
         10.3     Termination  ....................................................................................

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
         10.4     Unilateral Right of Cancellation.................................................................

ARTICLE XI - Miscellaneous
         11.1     Cooperation......................................................................................
         11.2     Confidentiality .................................................................................
         11.3     Severability.....................................................................................
         11.4     Expenses.........................................................................................
         11.5     Transfer of Taxes................................................................................
         11.6     Bulk Sales.......................................................................................
         11.7     Notices..........................................................................................
         11.8     Assignment.......................................................................................
         11.9     No Third Parties.................................................................................
         11.10    Incorporation by Reference.......................................................................
         11.11    Governing Law....................................................................................
         11.12    Counterparts.....................................................................................
         11.13    Complete Agreement...............................................................................

APPENDICES

Appendix A  -     Certain Definitions
Appendix B  -     Due Diligence Plan and Certifications
Appendix C  -     Contents of the PAD Disclosure Package
Appendix D  -     Documents To Be Delivered by TRW at the Closing
Appendix E  -     Documents To Be Delivered by Purchaser at the Closing
Appendix F  -     Form of Shared Assets Agreement
Appendix G  -     Form of Shared Liabilities Agreement
Appendix H  -     Form of Unconditional Guarantee
Appendix I  -     Form of Opinion of the General Counsel of TRW
Appendix J  -     Form of Opinion of Counsel of Purchaser
Appendix K  -     List of TAPCO Agreements

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


         This AGREEMENT OF PURCHASE AND SALE (this "Agreement") is dated as of August 5, 1986, and is between AGNEM HOLDINGS, INC. ("Purchaser"), a Delaware corporation, and TRW INC. ("TRW"), an Ohio corporation.


                                    Recitals
                                    --------

         A. Through the Power Accessories Division (the "Division") of TRW Aircraft Components Group (the "Group"), TRW is engaged in the business (the "Business") of designing, developing, manufacturing, assembling, selling, and servicing aircraft engine fuel pumps, underwater propulsion systems, and components for nuclear propulsion systems (the "'Products").

         B. As part of a major program to restructure TRW, TRW has decided to sell the Business.

         C. Purchaser desires to purchase from TRW, and TRW desires to sell to Purchaser, the Business on and subject to the terms and conditions contained in this Agreement.


                              Terms And Conditions
                              --------------------

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, Purchaser and TRW hereby agree as follows:


                                    ARTICLE 1

                               General Provisions
                               ------------------

         1.l DEFINITIONS: Appendix A to this Agreement sets forth the definitions of certain terms used in this Agreement. Those terms shall have the meanings set forth on Appendix A where used herein and identified with initial capital letters.

         1.2 OTHER DEFINITIONS AND MEANINGS; INTERPRETATION: For purposes of this Agreement, the term "parties" means (except where the context otherwise requires) Purchaser and TRW; the term "person" includes any natural person, firm, association, partnership, corporation, government or political subdivision thereof, governmental agency or other entity other than the parties; and the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole. The table of contents and the headings of the Articles and Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars.

         1.3 TRW'S KNOWLEDGE: Where a statement contained in this Agreement is said to be to "TRW's knowledge" (or words of similar import) such expression means that, after having conducted a due diligence review and in reliance on due diligence certifications, both as described in Appendix B here to, the management of TRW believes the statement to be true, accurate, and complete in all material respects.


                                   ARTICLE II
                                   ----------

                                Purchase And Sale
                                -----------------

         2.1 TRANSACTION: On and subject to the terms and conditions of this Agreement, and subject only to the Other Agreements, (a) at the Closing, Purchaser will purchase from TRW, and TRW will sell, transfer, and assign to Purchaser, or cause to be sold, transferred, and assigned to Purchaser, all of the Acquired Assets; (b) at the Closing, Purchaser will assume and become directly and solely responsible for the payment or discharge of all of the Assumed Liabilities; and (c) Purchaser will pay to TRW (or its subsidiaries) the Purchase Price as herein provided. Notwithstanding such transaction, TRW will retain the Excluded Assets and the Excluded Liabilities.

         2.2 ACQUIRED ASSETS: Subject only to the provisions of the Other Agreements, for purposes hereof the term "Acquired Assets" means all assets, properties, and rights held by TRW as of the Closing Time which relate primarily to TRW's conduct of the Business, including all assets reflected on the balance sheet of the Business as of the Closing Time, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Acquired Assets will include all of TRW'S rights, title, and interest in and to the following assets (other than Excluded Assets) which are used by TRW primarily in its conduct of the Business as of the Closing Time:

                  (a) All notes, accounts, and trade acceptances receivable;

                  (b) All prepaid and similar items, including, without limitation, all prepaid expenses, deferred charges, advance payments, and other prepaid items;

                  (c) All inventories, wherever located, including, without limitation, inventories of raw materials, components, assemblies, subassemblies, work-in-process, finished goods, replacement parts, spare parts, operating supplies, and packaging;

                  (d) All real property (whether as owner, lessor, lessee, or otherwise) including, without limitation, all land, buildings, improvements, fixtures, and appurtenances thereto, and all such items under construction;

                  (e) To the extent assignable, all personal property (whether as owner, lessor, lessee, or otherwise), including, without limitation, all machinery, equipment, tooling, dies, molds, jigs, patterns, gauges, materials handling equipment, furniture, office equipment, cars, trucks, and other vehicles;

                  (f) To the extent assignable, all orders, contracts, and commitments for the purchase of goods and/or services, including, without limitation, all such items relating to the purchase of capital, tooling, products, supplies, and services;

                  (g) To the extent assignable, all orders, contracts, and commitments for the sale of the Products, including, without limitation, all such items relating to distribution, dealership, and similar arrangements;

                  (h) To the extent assignable, all other orders, contracts, and commitments, including, without limitation, all leases, licenses, causes of action, rights of action, and warranty and product liability claims against other persons;

                  (i) To the extent assignable, all Intellectual Property (whether as owner, inventor, employer of an inventor, licensor, licensee or otherwise), including, without limitation, all patents, trademarks, trade names, copyrights, trade secrets, technical information, manufacturing processes and techniques, designs, drawings, and other know-how;

                  (j) To the extent assignable, all permits, approvals, qualifications, and the like and issued by any government or governmental unit, agency, board, body, or instrumentality, whether federal, state or local, and all applications therefor;

                  (k) Subject to the provisions of Section 7.4 hereof, all nonprivileged business books and records which relate primarily to the Business, including, without limitation, all nonprivileged financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence, and files;

                  (l) Subject to the provisions of the Library Agreements, all books, furniture, equipment, and other materials in the Group technical library; and

                  (m) Subject to the provisions of the Equipment Sharing Agreements, the electron spectrometer and related equipment at MMTC and all other assets of MMTC identified in a written document signed or initialed by the parties prior to the Closing.

         2.3 EXCLUDED ASSETS: Subject only to the provisions of the Other Agreements, for purposes hereof the term "Excluded Assets" means the following rights, properties, and assets as the same shall exist as of the Closing Time:

                  (a) All cash and cash equivalent items held by TRW as of the Closing Time, including, without limitation, certificates of deposit, time deposits, marketable securities, and the proceeds of accounts receivable paid on or prior to the Closing Time;

                  (b) All rights, properties, and assets of TRW used by TRW primarily in a business other than the Business, including, without limitation, (i) rights, properties, and assets of the Group used primarily in businesses other than those conducted by the Division and
         (ii) rights, properties, and assets of TRW used primarily in the conduct of

         TRW's coal combustion project, PROVIDED that the Excluded Assets described in this paragraph (b) shall not include the real property and fixtures at the TAPCO Facility;

                  (c) All rights, properties, and assets of the Business which shall have been transferred or disposed of by TRW prior to the Closing Time in transactions conducted in the ordinary course of business and not in breach of this Agreement;

                  (d) The name and trademark "TRW" and related trademarks, corporate names, and trade names incorporating "TRW" or the stylized "TRW" logo which is used by TRW as part of any trademark or trade name;

                  (e) All assets held by TRW, whether in trust or otherwise, in respect of employee benefit plans pertaining to employees of the Business, including, without limitation, such plans which are retained by TRW pursuant to Article VIII hereof; and

                  (f) All assets, whether or not used by TRW primarily in its conduct of the Business, which are identified on Annex A-7 to Part A of the Disclosure Package.

         2.4 ASSUMED LIABILITIES: Subject only to the provisions of the Other Agreements, for purposes hereof the term "Assumed Liabilities" means all liabilities and obligations of TRW as of the Closing Time arising primarily out of TRW's conduct of the Business, including, without limitation, all liabilities reflected on the balance sheet of the Business as of the Closing Time, but excluding the Excluded Liabilities. Without limiting the generality of the foregoing, the Assumed Liabilities will include the following liabilities and obligations (other than Excluded Liabilities) which arise or have arisen primarily out of TRW's conduct of the Business at or prior to the Closing Time (including, without limitation, any claim, action, litigation, or proceeding, whether or not pending at the Closing Time, relating thereto):

                  (a) All liabilities and obligations incurred by TRW in its conduct of the Business which are accrued on the books of the Business and all obligations which have been incurred in the ordinary course of the Business and are due and payable after the Closing Time;

                  (b) All liabilities and obligations of TRW under orders, contracts, and other commitments included in the Acquired Assets, including, without limitation, all liabilities and obligations of TRW under the TAPCO Agreements;

                  (c) All liabilities and obligations arising out of, resulting from, or relating to claims which have not been resolved or settled prior to the Closing Time seeking return, replacement, and/or repair of Products pursuant either to express product warranties extended by TRW prior to the Closing Time or product warranties or obligations implied or provided by law;

                  (d) All liabilities and obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort, and/or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property occurring after the Closing
         Time and arising out of (i) a defect or alleged defect of a Product manufactured by TRW before the Closing Time or by Purchaser after the Closing Time or (ii) the use of the Acquired Assets by Purchaser after the Closing Time or the conduct of the Business by Purchaser after the Closing Time;

                  (e) All liabilities and obligations arising out of, resulting from, or relating to any violation of any statute, ordinance, regulation, or other governmental requirement in connection with the use and ownership of the Acquired Assets by Purchaser after the Closing Time or the conduct of the Business by Purchaser after the Closing Time;

                  (f) In the case of contracts (at any tier) with the United States Government for which Purchaser provides the Certificate of Cost and Pricing Data after the Closing Time, all liabilities and obligations arising out of, resulting from, or relating to claims that cost or pricing information provided by Purchaser after the Closing Time to the United States Government or a higher-tier contractor or subcontractor of the United States Government with respect to such contract is or was defective;

                  (g) All liabilities and obligations arising out of, resulting from, or relating to claims of infringement or other misappropriation of the Intellectual Property rights of other persons with respect to the use of the Acquired Assets by Purchaser after the Closing Time or the conduct of the Business by Purchaser after the Closing Time;

                  (h) All Assumed Environmental Obligations;

                  (i) All Shared Environmental Obligations involving an aggregate liability of Fifty Thousand Dollars ($50,000) or less;

                  (j) A fraction of the aggregate liability for Shared Environmental Obligations (other than those described in Section 2.4(i) hereof), the numerator of which fraction will be the period of time after the Closing during which the Environmental Activity occurred giving rise to the Shared Environmental Obligation and the denominator of which fraction will be the total period of time before and after the Closing during which the Environmental Activity occurred giving rise to the Shared Environmental Obligation;

                  (k) All liabilities and obligations arising out of Purchaser's obligations under Article VIII hereof; and

                  (l) All liabilities and obligations of MMTC reflected in the Closing Date Net Book Value and all other obligations of MMTC identified in a written document signed or initialed by the parties prior to the Closing.

         2.5 EXCLUDED LIABILITIES: Subject only to the provisions of the Other Agreements, for the purposes hereof the term "Excluded Liabilities" means the following liabilities and obligations (including, without limitation, any claim, action, litigation, or proceeding, whether or not pending at the Closing Time, relating thereto):

                  (a) All liabilities and obligations incurred by TRW in connection with the conduct of its businesses other than the Business;

                  (b) All liabilities and obligations of the Business which have been fully discharged or satisfied by TRW prior to the Closing Time;

                  (c) All liabilities and obligations arising out of, resulting from, or relating to claims which have been resolved or settled prior to the Closing Time seeking return, replacement, and/or repair of Products pursuant either to express product warranties extended by TRW prior to the Closing Time or product warranties or obligations implied or provided by law;

                  (d) All liabilities and obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort, and/or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property occurring before the Closing Time and arising out of
         (i) a defect or alleged defect of a Product manufactured by TRW before the Closing Time or (ii) the use of the Acquired Assets by TRW before the Closing Time or the conduct of the Business by TRW before the Closing Time;

                  (e) All liabilities and obligations arising out of, resulting from, or relating to any violation of any statute, ordinance, regulation or other governmental requirement in connection with the use and ownership of the Acquired Assets by TRW before the Closing Time or conduct of the Business by TRW before the Closing Time;

                  (f) In the case of contracts (at any tier) with the United States Government for which TRW provides the Certificate of Cost and Pricing Data before the Closing Time, all liabilities and obligations arising out of, resulting from, or relating to claims that cost or pricing information provided by TRW before the Closing Time to the United States Government or a higher-tier contractor or subcontractor of the United States Government with respect to such contract is or was defective;

                  (g) All liabilities and obligations arising out of, resulting from or relating to a breach or default by TRW under any contract, lease or agreement assigned to Purchaser hereunder, but only if and to the extent that such breach or default is disclosed by TRW to Purchaser in writing at or before the Closing Time, PROVIDED that nothing contained in this Section 2.5(g) shall be deemed to modify TRW's representations and warranties pursuant to Section 3.2 hereof;

                  (h) All liabilities and obligations arising out of, resulting from, or relating to claims of infringement or other misappropriation of the Intellectual Property rights of other persons with respect to the use of the Acquired Assets by TRW before the Closing Time or the conduct of the Business by TRW before the Closing Time;

                  (i) All liabilities and obligations arising out of TRW's obligations under Article VIII hereof and, except as otherwise expressly provided in said Article VIII, all liabilities and obligations arising out of, resulting from or relating to claims, actions, litigation or proceedings, whether or not pending as of the Closing Time, of employees or former employees of TRW as a result of TRW's actions or omissions prior to the Closing Time;

                  (j) All liabilities and obligations of TRW for income, franchise and other "doing business" type taxes and all liabilities and obligations of TRW for other taxes to the extent the same are not reflected on the Closing Net Book Value;

                  (k) All Excluded Environmental Obligations;

                  (l) A fraction of the aggregate liability for Shared Environmental Obligations (other than those described in Section 2.4(i) hereof), the numerator of which fraction will be the period of time before the Closing during which the Environmental Activity occurred giving rise to the Shared Environmental Obligation and the denominator of which will be the total period of time before and after the Closing during which the Environmental Activity occurred giving rise to the Shared Environmental Obligation;

                  (m) Liabilities and obligations, whether or not arising primarily out of TRW's conduct of the Business, which are identified on Annex A-8 to Part A of the Disclosure Package;

                  (n) All liabilities and obligations arising out of, resulting from, or relating to claims, actions, litigation, or proceedings pending or threatened against TRW as of the Closing Time; and

                  (o) All liabilities and obligations not otherwise provided for in paragraphs (a) through (n) of this Section 2.5 which (i) are not disclosed in the Disclosure Package or reflected or reserved against in the Closing Net Book Value AND (ii) do not arise out of the use of the Acquired Assets by Purchaser after the Closing or the conduct of the Business by Purchaser after the Closing AND (iii) are in excess of $1,000,000 per liability or obligation AND (iv) are identified and fully described in a written notice from Purchaser to TRW on or before 5:00 p.m. (Eastern Time) on the date which is the first anniversary of the Closing Date, BUT EXCEPTING any obligations incurred in the ordinary course of the Business and not in violation of the terms of this Agreement between the data hereof and the Closing Time.

         2.6 PURCHASE PRICE: For purposes hereof, the term "Purchase Price" means One Hundred and Forty Two Million Five Hundred Thousand Dollars ($142,500,000) PLUS OR MINUS the amount of the Adjustment.

         2.7 ADJUSTMENT: The Adjustment will be determined as follows:

                  (a) CLOSING AUDIT: Promptly after the Closing, TRW will cause Messrs. Ernst & Whinney (the "Auditors"), independent certified public accountants, to conduct an audit of the Acquired Assets and the Assumed Liabilities. Within sixty (60) days after the Closing or as soon thereafter as reasonably possible, the Auditors will deliver to Purchaser and TRW a report (the "Auditors' Report") based on the audit stating the aggregate book value of assets included in the Acquired Assets and the aggregate book amount of liabilities included in the Assumed Liabilities, as the same were (or should have been) reflected on the books of TRW as of the Closing Time in accordance with the accounting principles described in Section 2.7(c). Purchaser, if it so elects, shall have the right to have its own independent certified public accounts or internal auditors observe the audit to be conducted by the Auditors and to inspect the work papers generated by the Auditors resulting therefrom.

                  (b) REVIEW BY PURCHASER: Following receipt of the Auditors' Report, Purchaser will be afforded a period of thirty (30) days to review the Auditors' Report. At or before the end of that period, Purchaser will either (i) accept the Auditors' Report in its entirety, in which case the aggregate book value of assets included in the Acquired Assets and the aggregate book amount of liabilities included in the Assumed Liabilities will be deemed to be as set forth on the Auditors' Report, or (ii) deliver to TRW and the Auditors written notice and a detailed written explanation of those items in the Auditors' Report which Purchaser disputes, in which case the aggregate book value of the Acquired Assets and the aggregate book amount of the Assumed Liabilities not affected by the disputed items will be deemed to be as set forth on the Auditors' Report. Within a further period of thirty (30) days from the end of the aforementioned review period, the parties will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to another nationally-recognized firm of certified public accountants mutually acceptable to TRW and Purchaser. The aggregate book value of Acquired Assets and aggregate book amount of Assumed Liabilities affected by such unresolved disputed items (if any) will be deemed to be as determined by such firm in accordance with the accounting principles described in Section 2.7(c) within thirty
         (30) days of such reference.

                  (c) ACCOUNTING PRINCIPLES: The aggregate book value of the Acquired Assets and the aggregate book amount of the Assumed Liabilities will be determined in accordance with the standard procedures and instructions set forth in TRW's Standard Practice Instructions heretofore supplied to Purchaser and the supplemental accounting principles described on Annex A-6 to Part A of the Disclosure Package, which standard procedures and instructions and supplemental accounting principles will be the same as those used to determine the Base-Line Net Book Value. Only assets and liabilities reflected on the balance sheet of the Business in accordance with such principles will be taken into account for purposes of determining the Closing Net Book Value. Notwithstanding the foregoing, (i) the Closing Net Book Value will reflect an additional reserve for trade accounts receivable in the amount of Five Hundred Thousand Dollars ($500,000) (the "Supplemental Receivables Reserve") and (ii) the Closing Net Book Value will be calculated in accordance with the provisions of Sections
         4.11 and 8.10 hereof.

                  (d) BASE-LINE NET BOOK VALUE: The Base-Line Net Book Value will be an amount equal to Seventy-Two Million Three hundred Ninety-One Thousand Dollars ($72,391,000).

                  (e) DETERMINATION OF CLOSING NET BOOK VALUE: The Closing Net Book Value will be an amount equal to the aggregate book value of assets included in the Acquired Assets MINUS the aggregate book amount of liabilities included in the Assumed Liabilities as of the Closing Time, both as determined under Section 2.7(b).

                  (f) AMOUNT OF ADJUSTMENT: If the Closing Net Book Value is equal to the Base-Line Net Book Value, then the Adjustment will equal zero. If the Closing Net Book Value is more than the Base-Line Net Book Value, then the Adjustment will be a positive amount equal to the amount by which the Closing Net Book Value is more than the Base- Line Net Book Value. If the Closing Net Book Value is less than the Base-Line Net Book Value, then the Adjustment will be a negative amount equal to the amount by which the Closing Net Book Value is less than the Base-Line Net Book Value. The Purchase Price will finally be determined on the date the amount of the Adjustment is finally determined.

         2.8 PAYMENT OF PURCHASE PRICE: Purchaser will pay the Purchase Price as follows:

                  (a) At the Closing, Purchaser will pay TRW One Hundred Forty-Two Million Five Hundred Thousand Dollars ($142,500,000); and

                  (b) If the Adjustment is a positive amount, then Purchaser will pay TRW the amount of the Adjustment within ten (10) business days after the final determination of the Purchase Price pursuant to Section 2.7(f).

         2.9 REFUND OF PURCHASE PRICE: If the Adjustment is a negative amount, then TRW will refund to Purchaser the amount of the Adjustment within ten (10) business days after the final determination of the Purchase Price pursuant to
Section 2.7(f).

         2.10 METHOD OF PAYMENT: All payments hereunder shall be made by delivery to the payee--

                  (a) upon the prior request of the payee, by depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of the payee, which account shall be designated by the payee for such purpose at least five (5) business days prior to the date of the required payment; or

                  (b) in all other cases, of one or more bank cashiers checks (in immediately available funds) drawn on a bank or banks acceptable to the payee and payable to the order of the payee.

                                   ARTICLE III


                         Representations And Warranties
                         ------------------------------

         3.1 TRW'S GENERAL REPRESENTATIONS AND WARRANTIES: TRW hereby represents and warrants to Purchaser the following:

                  (a) ORGANIZATION AND EXISTENCE: TRW is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio.

                  (b) POWER AND AUTHORITY: TRW has full power and authority under its Amended Articles of Incorporation and Regulations and the laws of the State of Ohio to execute, deliver, and perform this Agreement and each of the Other Agreements.

                  (c) AUTHORIZATION: The execution, delivery, and performance of this Agreement and each of the Other Agreements by TRW has been duly authorized by all requisite corporate action on the part of TRW.

                  (d) BINDING EFFECT: This Agreement is a valid, binding, and legal obligation of TRW and, upon due execution and delivery by TRW and Purchaser, each of the Other Agreements will be a valid, legal and binding obligation of TRW.

                  (e) NO DEFAULT: Neither the execution and delivery of this Agreement nor TRW's full performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a Default under, the terms or provisions of TRW's Amended Articles of Incorporation or Regulations or any order, arbitration award, judgment, decree or other instrument, law, rule, or regulation to which TRW is a party or by which the Acquired Assets are bound or any material contract, commitment, or other obligation to which TRW is a party or by which the Acquired Assets are bound.

                  (f) FINDERS: TRW has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with TRW's sale of the Business, except Morgan Stanley & Co. Incorporated and Salomon Brothers Inc.

                  (g) REPRESENTATIONS AND WARRANTIES TRUE AND COMPLETE: All representations and warranties of TRW in this agreement are true, accurate, and complete in all material respects as of the date hereof and will be true, accurate, and complete in all material respects as of the Closing (as if such representations and warranties were made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement and except that any statements made as of a specified date are made only as of that date).

         3.2 TRW'S REPRESENTATIONS AND WARRANTIES CONCERNING THE DISCLOSURE
PACKAGE: Within sixteen (16) days after the execution and delivery of this Agreement, TRW will deliver the PAD Disclosure Package (the "Disclosure Package") to Purchaser with copies to J. J. Lowrey & Co., LeBoeuf, Lamb, Leiby & MacRae, Debevoise & Plimpton and Prudential Capital Markets Group. The Disclosure Package will consist of sixteen (16) Parts, consecutively lettered A-P, inclusive. TRW hereby represents and warrants to Purchaser that the Disclosure Package will contain the information required by Appendix C hereto. In addition, TRW hereby represents and warrants to Purchaser the following with respect to the Disclosure Package:

                  (a) FINANCIAL STATEMENTS: The financial statements contained in Part A are true and correct in all material respects and fairly present, in accordance with TRW's Standard Practice Instructions heretofore delivered to Purchaser and the supplemental accounting principles described on Annex A-6 to Part A (applied on a consistent basis except as described in any footnotes thereto) , the financial position and results of operations of the Business as of the dates and for the periods therein set forth, subject only to normal year-end adjustments in the case of those statements which relate to interim periods. The Base- Line Balance Sheet constitutes a pro forma restatement of the Business Balance Sheet giving effect to the division of assets and liabilities between TRW and Purchaser as contemplated in
         Article II hereof and the supplemental accounting principles described on Annex A-6 to Part A.

                  (b) INVESTMENTS: Except as otherwise disclosed on Part B and subject to investments arising out of the temporary investment of short term cash and of TRW employee benefit plans, TRW does not own or hold any material equity interest, directly or indirectly, in any corporation, partnership, joint venture, business, firm or other entity which, to TRW'S knowledge, engages in competition with the Business and TRW is a party to no commitment or agreement to acquire any such interest.

                  (c) RECEIVABLES: Except as otherwise disclosed on Part C, (l) TRW has Ownership of all notes receivable, accounts receivable, and trade acceptances receivable listed on Annexes C-l, C-2, C-3, and C-4 to Part C; (2) none of such receivables are owing to the Business by any subsidiary or affiliate of TRW; and (3) all of such trade receivables (less the amount of any reserves therefor in excess of the Supplemental Receivables Reserve) are good and collectible in the ordinary course of business without setoff or counterclaim.

                  (d) INVENTORIES: Except as otherwise disclosed on Part D, (l) TRW has Ownership of all inventories described on Part D; (2) except for inventory reserves reflected on the balance sheet of the Business, all such inventories, whether of raw materials, components, assemblies, subassemblies, work-in-process, or finished goods, are of a quality usable and salable in the ordinary course of business in accordance with standard practices and procedures used by TRW in valuing inventories; (3) all such inventories have been valued on the Business Balance Sheet using the "last in-first out" method of accounting; and
         (4) all such inventories have been restated on the Base-Line Balance Sheet using the "first in-first out" method of accounting.

                  (e) REAL ESTATE: Except as otherwise disclosed on Part E, (l) TRW has Ownership in fee simple to all of the real properties and improvements thereon listed as "owned" on Annex E-l to Part E; (2) in all material respects, TRW has the right under valid and subsisting leases to occupy and control as a lessee (subject to the terms of such leases and to the possible effect of the Bankruptcy Code in the event of a lessor's bankruptcy or the effect of a condemnation or confiscation of the leased premises) all of the real property listed as "leased" on Annex E-2 to Part E; (3) all of the real estate improvements included in the Acquired Assets are in reasonably good condition and repair, ordinary wear and tear excepted, given the purpose for which the same are used in the conduct of the Business; and (4) TRW is not in Default under any such lease, which Default gives the lessor the right to terminate the lease or is likely to have a material and adverse effect on the usefulness of the leased property to the Business.

                  (f) PERSONAL PROPERTY: Except as otherwise disclosed on Part F, (l) TRW has Ownership of all tangible personal property listed as "owned" on Annexes F-l, F-2, and F-3 to Part F; (2) in all material respects, TRW has the right under valid and subsisting leases to possess and control as lessee all of the tangible personal property listed as "leased" on Annexes F-l, F-2, and F-3 to Part F (subject to the terms of such leases and to the possible effect of the Bankruptcy Code in the event of a lessor's bankruptcy or the effect of a condemnation or confiscation of the leased property); (3) all items of personal property included in the Acquired Assets are in reasonably good condition and repair, ordinary wear and tear excepted, given the purposes for which the same are used in the conduct of the Business; and (4) TRW is not in Default under any such leases, which Defaults are in the aggregate likely to have a material and adverse effect on the Business.

                  (g) LIABILITIES: Except as otherwise disclosed on Part G, TRW is not in Default under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, which Default is likely to have a material and adverse effect on the Business.

                  (h) LITIGATION: Except as otherwise disclosed on Part H, (l) there presently exists no litigation, proceedings, actions, claims, or investigations at law or in equity pending or threatened which would, in the aggregate, have a material and adverse effect on the Business; and (2) TRW is subject to no notice, writ, injunction, order, or decree of any court, agency, or other governmental authority which would materially and adversely affect the Business.

                  (i) CONTRACTS: Except as otherwise disclosed on Part I , (l) to TRW's knowledge, each of the contracts, commitments, and other obligations listed on Part 1 is a valid and binding obligation of TRW and the other party or parties thereto; (2) neither TRW nor, to TRW's knowledge, any other party thereto has terminated, canceled, or substantially modified any material contract, commitment, or other obligation; (3) the other party or parties thereto have not advised TRW of an intent to cancel or otherwise terminate any material contract, commitment, or other obligation; and (4) neither TRW, nor, to TRW's knowledge, any other party thereto is in Default under any contract, commitment, or other obligation identified in Part I, which Default is likely to have a material and adverse effect on the Business.

                  (j) INTELLECTUAL PROPERTY: Except as otherwise disclosed on Part J, (l) TRW has Ownership of the Intellectual Property listed as "owned" on Annexes J-l, J-2, J-3, and J-4 to Part J; (2) TRW has the right under valid and subsisting license, technology, or similar agreements referred to on Annex J-5 to Part J to employ the intellectual Property listed as licensed on said Annex J-5 to Part J in its conduct of the Business subject only to the terms of any such agreements referred to in Annex J-5 to Part J; (3) TRW is not in Default under any such agreement referred to in Annex J-5 to Part J, which Default is likely to have a material and adverse effect on the Business; (4) except as disclosed in Annex J-6, TRW has granted no rights or interest to any person in connection with any of the intellectual Property described in Annexes J-l, J-2, J-3, and J-4 to Part J; and (5) to TRW's knowledge, TRW is not obligated to pay any amount, whether as a royalty, license, fee, or other payment to any person in order to use any of the Intellectual Property used by TRW in its conduct of the Business, which obligation or payment would adversely and materially affect the Business.

                  (k) EMPLOYEE BENEFITS: Except as otherwise disclosed on Part K, TRW has no pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, disability insurance, fringe benefit, or other material employee benefit plan relating and applicable to the Business or its employees.

                  (l) PERMITS AND APPROVALS: Except as otherwise disclosed on Part L, insofar as the Business is concerned, (l) TRW is not in Default under any material permit, approval, or qualification listed on Annex L-l to Part L, which Default is likely to have a material and adverse effect on the Business; and (2) to TRW's knowledge, no other permit, approval, or qualification of any government or governmental unit, agency, board, body, or instrumentality, whether federal, state, or local, is necessary, in a material and substantial sense, for the conduct of the Business as the same has been and is being conducted.

                  (m) COMPLIANCE WITH LAWS: Except as otherwise disclosed on Part M, to TRW's knowledge, TRW is in compliance with all laws, ordinances, codes, restrictions, regulations, and other legal requirements (including, without limitation, (i) laws, regulations and other requirements imposed by action of, permits from, or agreement with any governmental agency or authority relating to the generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance or other action, omission or condition affecting the environment, air and water pollution, ground water contamination, the handling, storage or release into the environment of hazardous materials or hazardous substances, or the transportation of hazardous substances, or the transportation of hazardous materials and (ii) regulations promulgated by the Occupational Safety and Health Administration) applicable to TRW's conduct of the Business the noncompliance with which would have a material and adverse effect on the Business or the Acquired Assets.

                  (n) PAYMENT OF TAXES; TAX LIENS: Except as otherwise disclosed in Part N, (1) all tax returns required to be filed by TRW with respect to the Business (including the assets thereof) have been or will be filed on or before the Closing Date; (2) all taxes indicated as due and payable on such returns have been or will be paid when required by law; and (3) the Acquired Assets are not encumbered by any liens arising out of unpaid taxes which are due and payable.

                  (o) NO MATERIAL EVENTS: Except as otherwise disclosed in Part O, the Business has been conducted only in the ordinary and usual course since December 31, 1985, and no Material Events have occurred since December 31, 1985 and June 27, 1986.

                  (p) ADDITIONAL INFORMATION: Except as otherwise disclosed on Part P, the factual information set forth in those written documents furnished by TRW to Purchaser and its representatives from and after April 10, 1986, (excluding, however, the information set forth in the Offering Memorandum dated February, 1986, prepared by TRW and its financial advisors and furnished by TRW or such advisors to Purchaser or its representatives on or before April 10, 1986) which is identified in a list of documents to be provided by Purchaser to TRW not later than five (5) days after the date of this Agreement and which is included in Part P was, as of the date stated thereon (or, if no such date was stated thereon, then the date originally delivered to Purchaser or its representatives) true, accurate, and complete in all material respects.

                  (q) UNDISCLOSED LIABILITIES: Except as and to the extent reflected or reserved against in the Closing Net Book Value or disclosed in the Disclosure Package, and except for any obligations incurred in the ordinary course of the Business and not in violation of the terms of this Agreement between the date hereof and the Closing Time, (i) there are no liabilities or obligations, whether accrued, known or unknown, or contingent, including without limitation any product, patent, trademark, criminal or civil liabilities, pertaining to or affecting the Business or the Acquired Assets, and (ii) to TRW's knowledge, there is no basis for the assertion of any such liabilities or obligations against the Business or the Acquired Assets which would have a material and adverse effect on the Business or the Acquired Assets.

         3.3 PURCHASER'S REPRESENTATIONS AND WARRANTIES: Purchaser hereby represents and warrants to TRW the following:

                  (a) ORGANIZATION AND EXISTENCE: Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

                  (b) POWER AND AUTHORITY: Purchaser has full corporate power and authority under its Certificate of Incorporation and By-laws and under the laws of Delaware to execute, deliver, and perform this Agreement and each of the Other Agreements.

                  (c) AUTHORIZATION: The execution, delivery, and performance of this Agreement and each of the Other Agreements have been duly authorized by all requisite corporate actions on the part of Purchaser.

                  (d) BINDING EFFECT: This Agreement is a valid, binding, and legal obligation of Purchaser and, upon due execution and delivery by TRW and Purchaser, each of the Other Agreements will be a valid, legal and binding obligation of Purchaser.

                  (e) NO DEFAULT: Neither the execution and delivery of this Agreement nor Purchasers's full performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a Default under, the terms or provisions of Purchaser's Certificate of Incorporation and By-laws or any order, arbitration award, judgment, decree or other instrument, law, rule or regulation to which Purchaser is a party or any material contract, commitment, or other obligation to which Purchaser is a party.

                  (f) FINDERS: Purchaser has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with Purchaser's purchase of the Business, except Corporate Growth Resources.

                  (g) PURCHASER'S FINANCING PLAN: Simultaneously with the execution and delivery of this Agreement, Purchaser has delivered to TRW a true, accurate, and complete copy of the plan ("Purchaser's Financing Plan") by which Purchaser anticipates obtaining for Purchaser sufficient funds to enable Purchaser to pay the Purchase Price as herein contemplated and which identifies all representations, warranties, indemnities, and agreements which Purchaser's lenders will request or require of TRW before, at, or after the Closing as a condition to providing Purchaser with all or part of such funds.

                  (h) REPRESENTATIONS AND WARRANTIES TRUE AND COMPLETE: All representations and warranties of Purchaser in this Agreement are true, accurate, and complete in all material respects as of the date hereof and will be true, accurate, and complete in all material respects as of the Closing (as if such representations and warranties were made anew as of the Closing except with respect to the effect of the transactions contemplated or permitted by this Agreement).

         3.4 DISCLAIMER: Except as set forth in Article III of this Agreement, neither party has made any further representation or warranty, either express or implied, concerning the subject matter of this Agreement and neither party has relied on any such further representation or warranty. This Agreement shall not be governed by the warranties provided by Article 2 of the Uniform Commercial Code as adopted in any jurisdiction.

         3.5 SURVIVAL: The parties' respective covenants, representations, and warranties contained in this Agreement will survive the execution and delivery of this Agreement and the Closing. Neither party will, however, have any liability to the other arising out of a breach of any representation, warranty, or covenant contained in Article III of this Agreement, and any cause of action based thereupon shall expire and terminate, unless the party claiming that such breach occurred delivers to the other party written notice and a full explanation of the alleged breach on or before 5:00 p.m. (Eastern Time) on the date which is the first anniversary of the Closing Date.

                                   ARTICLE IV

                             Actions Before Closing
                             ----------------------

         4.1 ACCESS TO RECORDS: TRW hereby covenants to Purchaser that, between the date hereof and the Closing and subject to the obligation of confidentiality imposed by Section 11.2 hereof, TRW will afford duly authorized representatives of Purchaser, displaying appropriate credentials and requisite security clearances, free and full access during normal business hours to all of the assets, properties, books, and nonprivileged records of the Business and will permit such representatives to make abstracts from, or take copies of, such books, records or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by Purchaser and TRW will furnish to Purchaser such information concerning the Business and its assets, liabilities, or condition as Purchaser may request.

         4.2 INTERIM CONDUCT OF THE BUSINESS: TRW hereby covenants to Purchaser that, from the date hereof to the Closing, TRW will conduct the Business only in the ordinary and usual course, subject to Purchaser's approval of certain transactions pursuant to Section 4.3 hereof below. Without limiting the generality of the foregoing, TRW hereby covenants to Purchaser that, insofar as the Business is concerned, TRW will use its best efforts to:

                  (a) preserve substantially intact the Business' relationships with suppliers, customers, employees, creditors, and others having business dealings with the Business;

                  (b) maintain in full force and effect its existing policies of insurance which materially affect the Business;

                  (c) maintain all Intellectual Property to be included as part of the Acquired Assets in substantially the same standing as exist on the date hereof and continue the prosecution of all applications therefor; and

                  (d) continue performance in the ordinary course of its obligations under contracts, commitments, or other obligations to be included as part of the Acquired Assets.

         4.3 PURCHASER'S APPROVAL OF CERTAIN TRANSACTIONS: TRW hereby covenants to Purchaser that, except as may otherwise be required under this Agreement, from the date hereof to the Closing, insofar as the Business is concerned TRW will not do any of the following without the prior approval with written confirmation of Purchaser, which approval shall not be unreasonably withheld:

                  (a) incur or permit the incurrence of any debt for borrowed money or incur any obligation or other liability which would constitute an Assumed Liability, except in the ordinary course of business;

                  (b) purchase or dispose of any real property or real property interest to be included as part of the Acquired Assets;

                  (c) enter into any lease of real or personal property or any renewals thereof involving a term of more than one (1) year or rental obligation exceeding One Hundred Thousand Dollars ($100,000) per annum in any single case;

                  (d) voluntarily permit to be incurred any Encumbrances on any of the Acquired Assets except in the ordinary course of business;

                  (e) except for normal merit or cost-of-living increases in accordance with TRW's past practices, increase the rate of compensation for any of the employees of the Business or otherwise enter into or alter any employment, consulting, or managerial services agreement primarily affecting the Business;

                  (f) commence, enter into, or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health Insurance, disability insurance, severance pay, fringe benefit, or other employee benefit plan or arrangement affecting employees of the Business who are to become employees of Purchaser at the Closing (except that this covenant shall not apply to any such plan or arrangement generally applicable to all hourly or all salaried employees of TRW);

                  (g) make any new commitments or increase any previous commitments for capital expenditures in an aggregate amount exceeding Five Hundred Thousand Dollars ($500,000);

                  (h) accelerate or delay the shipment or sale of Products except as may be necessary in the ordinary course of business;

                  (i) enter into any transaction, contract or commitment outside of the ordinary course of business, sell any of the assets (other than inventory sold pursuant to contracts or commitments in effect on the date hereof with third parties not affiliated with TRW) of the Business for less than fair market value, waive any right of substantial value, cancel any debt or claim except in the ordinary course of business or voluntarily suffer any extraordinary loss; or

                  (j) sell, assign, transfer, license, or convey any of the Intellectual Property to be included as part of the Acquired Assets.

         4.4 NEGOTIATION OF OTHER AGREEMENTS: TRW hereby covenants to Purchaser, and Purchaser hereby covenants to TRW, that between the date hereof and the Closing the parties will negotiate in good faith such other and further agreements as they may deem appropriate for the orderly transfer of the Business from TRW to Purchaser. Without limiting the generality of the foregoing, Purchaser and TRW will negotiate assets and liabilities to be included on Appendix A-7 and Appendix A-8 of the Disclosure Package and the substantive portions of the Other Agreements.

         4.5 CONSENTS TO ASSIGNMENT: TRW hereby covenants to Purchaser that, between the date hereof and the Closing TRW will obtain the written consents or approvals (or effective waivers thereof) of assignment of all open purchase orders between TRW and the following customers of the Business: General Electric Company; Honeywell Inc.; McDermott International, Inc.; Pratt & Whitney Aircraft Group, United Technologies Corporation; Societe Nationale D'Etude et De Construction De Moteurs D'Aviation (SNECMA); Westinghouse Electric Corporation; General Dynamics Corporation; McDonnell Douglas Corporation; Allison Gas Turbine Division, General Motors Corporation; The Boeing Company; Rockwell international; Lockheed Corporation; and Aviall, Inc. TRW further covenants to Purchaser that, between the date hereof and the Closing, TRW will use its best efforts to obtain the consents or approvals (or effective waivers thereof) of all other persons whose consents or approvals are required for the assignment of TRW's rights under other contracts, leases, licenses, permits, approvals, and other similar items constituting part of the Acquired Assets. Failure of TRW to obtain, after good faith attempt, the consents or approvals described in this
Section 4.5 shall not give rise to monetary damages against TRW.

         4.6 NOVATION OF GOVERNMENT CONTRACTS: From the date hereof to the Closing, the parties will cooperate and use their best efforts to obtain, as and to the extent legally required, the novation of all government contracts and subcontracts included as part of Acquired Assets.

         4.7 GOVERNMENT APPROVALS: TRW hereby covenants to Purchaser, and Purchaser hereby covenants to TRW, that from the date hereof to the Closing the parties will use their best efforts to obtain any government approvals or authorizations which are necessary to consummate the transactions contemplated by this Agreement.

         4.8 REVIEW OF DISCLOSURE PACKAGE; RIGHT TO REJECT: Purchaser hereby covenants to TRW that Purchaser will use its good faith best efforts to review the Disclosure Package promptly upon delivery of the Disclosure Package to Purchaser by TRW. At any time during the twenty-eight (28) day period after TRW delivers the Disclosure Package to Purchaser, Purchaser will have the right, if it so elects and upon notice to TRW, to reject the Disclosure Package. If Purchaser does not reject the Disclosure package within said period, Purchaser will be deemed to have accepted the Disclosure Package.

         4.9 PURCHASER'S FINANCING: Purchaser hereby covenants to TRW that Purchaser will use its prompt good faith best efforts to implement Purchaser's Financing Plan with a view toward enabling purchaser to pay the Purchase Price as herein contemplated. Without limiting the generality of the foregoing, Purchaser hereby covenants to TRW that --

                  (a) Purchaser will provide TRW on a current and updated basis such reports as to Purchaser's progress toward implementing Purchaser's Financing Plan as TRW may from time to time request;

                  (b) Purchaser will promptly notify TRW of any material changes which hereafter occur with respect to Purchaser's Financing Plan; and

                  (c) Purchaser will immediately notify TRW when and if Purchaser has or develops any reason to believe that Purchaser's Financing Plan cannot or will not be implemented or that Purchaser will not or may not have sufficient funds to pay the Purchase Price as herein contemplated.

         4.10 LABOR RELATIONS: Purchaser hereby covenants to TRW that Purchaser will use its prompt good faith best efforts to satisfy the conditions set forth in Sections 5.1(h) and 5.2(g) hereof.

         4.11 SPECIAL RECEIVABLES: TRW hereby covenants to Purchaser that (i) TRW will use its prompt good faith best efforts to determine whether or not TRW will bill the Special Receivables prior to the Closing and (ii) TRW will advise Purchaser as promptly as reasonably possible prior to the Closing of TRW's decision concerning the billing of the Special Receivables. In the event that for any reason TRW does not bill all or any portion of the Special Receivables prior to the Closing (such Special Receivables which are unbilled as of the Closing being hereinafter referred to as the "unbilled Special Receivables"), TRW and Purchaser will negotiate in good faith prior to the Closing to effectuate an arrangement reasonably satisfactory to TRW and Purchaser pursuant to which (i) TRW will identify in a written schedule all contracts which include Unbilled Special Receivables and the amount of the Unbilled Special Receivables under each such contract as of the most recent practicable date, (ii) the accounting principles described in Section 2.7(c) hereof, which the parties have agreed will be used to determine the Closing Net Book Value, will reflect an additional reserve in the amount of the Unbilled Special Receivables as of the Closing Time, (iii) Purchaser will agree that from and after the Closing, Purchaser will cooperate with TRW in all reasonable respects in connection with the billing and collection of the Unbilled Special Receivables in accordance with procedures and at the time or times designated by TRW, (iv) TRW will agree that it will not request that Purchaser bill any of the Unbilled Special Receivables unless TRW has reached an understanding with the U.S. Government with respect to the billing of such receivables, and (v) Purchaser will agree to remit to TRW any and all amounts which it collects in respect of any Unbilled Special Receivables not later than two (2) business days after its receipt of such amounts.


                                    ARTICLE V

                                   Conditions
                                   ----------

         5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS: The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

                  (a) The representations and warranties of TRW contained in this Agreement shall be true, accurate, and complete in all material respects as of the date hereof and as of the Closing (as if such representations and warranties had been made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement and except that any statements made as of a specified date are made only as of that date);

                  (b) TRW shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by TRW, and TRW shall have delivered to Purchaser all documents, certificates, and instruments required to be delivered by TRW under the terms of this Agreement, including, without limitation, the documents referred to on Appendix D hereto;

                  (c) All corporate and other proceedings or actions to be taken by TRW in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form and substance to Purchaser;

                  (d) TRW shall have obtained all of the consents and approvals, or effective waivers thereof, which TRW is required to obtain under
         Section 4.5 hereof;

                  (e) All requisite governmental approvals and authorizations necessary for consummation of the transactions contemplated hereby shall have been duly issued or granted;

                  (f) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending;

                  (g) TRW and Purchaser shall each have executed and delivered to the other the Other Agreements;

                  (h) Purchaser shall not have delivered to TRW, on or before the date which is twenty one (21) days after the date on which both parties shall have executed this Agreement, written notice to the effect that, in Purchaser's best good faith judgment, labor relations of the Business are unacceptable to Purchaser; and

                  (i) Purchaser shall not have delivered to TRW, on or before the date which is seven (7) days following TRW's delivery of a copy of any of the executed TAPCO Agreements to Purchaser, written notice to the effect that, in Purchaser's best good faith judgment, such agreement has been so revised from the draft of such agreement included in Appendix K hereto as to constitute a material and adverse change in such agreement.

         5.2 CONDITIONS TO TRW'S OBLIGATIONS: The obligation of TRW to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

                  (a) The representations and warranties of Purchaser contained in this Agreement shall be true, accurate, and complete in all material respects as of the date hereof and as of the Closing (as if such representations and warranties have been made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement);

                  (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by Purchaser, and Purchaser shall have delivered all documents, certificates, and instruments required to be delivered by Purchaser under the terms of this Agreement, including, without limitation, the documents referred to on Appendix E hereto;

                  (c) Purchaser shall have taken all corporate and other proceedings to be taken by it in connection with the transactions contemplated by this Agreement;

                  (d) All requisite governmental approvals and authorizations necessary for consummation of the transactions contemplated hereby shall have been duly issued or granted;

                  (e) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending;

                  (f) TRW and Purchaser shall each have executed and delivered to the other the Other Agreements; and

                  (g) Purchaser shall not have delivered to TRW on or before the date which is twenty one days after the date on which both parties shall have executed this Agreement, written notice to the effect that, in Purchaser's best good faith judgment, labor relations of the Business are unacceptable to Purchaser.


                                   ARTICLE VI

                                     Closing
                                     -------

         6.1 THE CLOSING: For purposes hereof, the term "Closing" means the time at which the transactions contemplated hereby will be consummated after satisfaction or waiver of the conditions set forth in Article V of this Agreement.

         6.2 TIME, DATE, AND PLACE OF CLOSING: The Closing will occur at 10:00 a.m. (Eastern Time) on Friday, September 5, 1986, or such other date as the parties may agree in writing (the "Closing Date"). The Closing will take place at the offices of TRW at 30050 Chagrin Boulevard, Cleveland, Ohio, or at such other place as the parties may agree in writing.

         6.3 PURCHASER'S OBLIGATIONS: At the Closing, Purchaser will deliver to TRW the following:

                  (a) the documents, certificates, and other items referred to in Section 5.2(b) hereof;

                  (b) the amount specified in Section 2.8(a) hereof; and

                  (c) an executed and notarized instrument satisfactory in form and substance to TRW pursuant to which Purchaser assumes the Assumed Liabilities as of the Closing.

         6.4 TRW'S OBLIGATIONS: At the Closing, TRW will deliver to Purchaser the following:

                  (a) the documents, certificates, and other items referred to in Section 5.1(b) hereof;

                  (b) Ownership to the Acquired Assets as herein contemplated;
         and

                  (c) executed and notarized deeds, bills of sale, and such other instruments reasonably satisfactory in form and substance to Purchaser pursuant to which TRW conveys the Acquired Assets to Purchaser.

         6.5 REAL ESTATE CONVEYANCE: TRW's conveyance of real estate owned by TRW and included as part of the Acquired Assets will be carried out as follows:

                  (a) TITLE INSURANCE COMMITMENT: Prior to the Closing, TRW will obtain a commitment from a nationally-recognized title insurance company (the "Title Company"), with a copy to Purchaser, that the Title Company will issue to Purchaser at the Closing an Owner's Policy of Title Insurance (i) in an amount equal to or in excess of the fair market value of the insured real estate (as determined by an appraisal to be obtained by Purchaser from a nationally-recognized appraisal company not later than ten (10) days prior to the Closing Date), (ii) in form approved by the American Land Title Association and (iii) in substance satisfactory to Purchaser, insuring fee simple title to such real estate to be in Purchaser subject only to applicable zoning and building laws and regulations, the lien of real estate taxes and assessments not yet due and payable and such other Encumbrances as are consented to by Purchaser (the "Exceptions") and the standard reservations of the Title Company (excluding, however, unfiled mechanics' and rnaterialmen's liens). TRW will use its best efforts to obtain from the Title Company a commitment that such Owner's Policy of Title Insurance will include an endorsement to the effect that the current use of the real estate in the conduct of the Business complies with applicable zoning requirements.

                  (b) WARRANTY DEEDS: No later than seven (7) days before the Closing Date, TRW will execute and deliver to the Title Company for safekeeping general or corporate warranty deeds conveying and warranting title to such real estate to Purchaser, subject only to the Exceptions, together with such affidavits, certificates, and other instruments as are ordinarily delivered to a purchaser of real estate or filed in the public records of the community where such real estate is located.

                  (c) INSTRUCTIONS: At the time TRW delivers such warranty deeds to the Title Company, TRW and Purchaser will deliver to the Title Company a joint letter instructing the Title Company to hold such warranty deeds until the Closing and, at the Closing,

                           (i) if the Title Company is then prepared to issue to
                  Purchaser the Title Company's Owner's Policy of Title Insurance in the form set forth in the commitment described in
                  Section 6.5(a), and upon joint telephonic instructions from TRW and Purchaser, to file the warranty deeds for record in appropriate public records, or

                           (ii) otherwise, to return such warranty deeds to TRW.

                  (d) CONFIRMATION: If the Title Company is instructed to file the warranty deeds for record, then such warranty deeds will be deemed to have been filed as of the close of business on the Closing Date.

         6.6 LEASEHOLD INTERESTS IN REAL ESTATE: At the Closing, TRW will deliver to Purchaser true and complete originals of all leases to which TRW is a party in respect of real estate which is included as part of the Acquired Assets. At the Closing, TRW will deliver to Purchaser an instrument or instruments with respect to each such lease, reasonably satisfactory in form and substance to Purchaser, pursuant to which (i) TRW assigns and conveys TRW's leasehold interest to Purchaser and (ii) the lessor under such lease consents to the assignment of such leasehold interest to Purchaser.


                                   ARTICLE VII

                              Actions After Closing
                              ---------------------

         7.1 FURTHER CONVEYANCES: After the Closing, TRW will, without further cost or expense to Purchaser, execute and deliver to Purchaser (or cause to be executed and delivered to purchaser), such additional instruments of conveyance, and TRW shall take such other and further actions as Purchaser may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer, and assign to Purchaser and vest in Purchaser Ownership to the Acquired Assets.

         7.2 FURTHER CONSENTS TO ASSIGNMENT: As and to the extent TRW shall have failed to obtain prior to Closing the consent or approval (or an effective waiver thereof) of any person or persons in respect of any item described in
Section 4.5 hereof or the parties shall have failed to obtain the novation of any government contract or subcontract as provided in Section 4.6 hereof, after the Closing--

                  (a) the parties will use their best efforts to obtain from such person or persons the consents, approvals, or novations (or effective waivers thereof); and

                  (b) if the parties are unable to obtain any such consent, approval, novation, or waiver, then (l) this Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval, novation, or waiver would constitute a breach of such item or create in any party thereto the right or power to cancel or terminate such item and (2) TRW will cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with the benefit of TRW's rights under such item, including enforcement (at Purchaser's expense) of any and all rights of TRW against such person as Purchaser may reasonably request.

                  In use of its best efforts under subsection (b) above, TRW will not be obligated to pay any additional consideration in order to obtain any consent, approval, novation, or waiver. TRW will cooperate with Purchaser in obtaining a reasonable and economic solution with such person PROVIDED that Purchaser pays or reimburses TRW for all amounts necessary in order to obtain such consent, approval, novation, or waiver.

         7.3 RESALE OF INVENTORIES: Notwithstanding the provisions of Section 2.3(d) hereof, Purchaser will have the right to resell any and all of the inventories and utilize any sales and Promotional materials constituting part of the Acquired Assets. Within thirty (30) days after the Closing, however, Purchaser will, to the extent practicable and acceptable to customers, institute a procedure whereby a stamp or other indelible identifying mark is affixed to Products finally inspected by Purchaser after the Closing in order to distinguish such Products from Products finally inspected by TRW prior to the Closing.

         7.4 ACCESS TO FORMER BUSINESS RECORDS: For a period of ten (10) years following the Closing, Purchaser will retain all business records constituting part of the Acquired Assets. During such period, Purchaser will afford duly authorized representatives of TRW displaying appropriate credentials and requisite security clearances free and full access to all of such records and will permit such representatives to make abstracts from or to take copies of any of such records, or to obtain temporary possession of any thereof as may be reasonably required by TRW. During such period, Purchaser will, without any expense to TRW except as and to the extent otherwise provided in Section 7.5 hereof, cooperate with TRW, and cause employees of the Business to cooperate with TRW, in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, or investigation relating to TRW's conduct of the Business prior to the Closing. Without limiting the generality of the foregoing, Purchaser will make available to TRW any such records TRW may reasonably need in order to defend or prosecute any legal or administrative action to which TRW is a party. If any such records are needed by TRW to respond to legal process, then Purchaser will permit TRW to remove business records and technical data temporarily from Purchaser's premises for purposes of responding to such legal process.

         7.5 ACCESS TO FORMER EMPLOYEES: After the Closing, Purchaser will make available to TRW former employees of TRW employed by Purchaser whom TRW may reasonably need in order to defend or prosecute any legal or administrative action to which TRW is a party. TRW will pay or reimburse Purchaser for all expenses which may be incurred by such employees in connection therewith, including, without limitation, all travel, lodging, and meal expenses, and TRW will compensate Purchaser for the number of whole business days spent by each such employee in providing such services at the rate of one hundred thirty percent (130%) of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

         7.6 ACCESS TO BUSINESS RECORDS: For a period of six (6) years after the Closing Date, TRW will retain all records in its possession on the Closing Date which relate primarily to the Business. During such period, Purchaser will afford duly authorized representatives of Purchaser displaying appropriate credentials and requisite security clearances free and full access to all of such records and will permit such representatives to make abstracts from or to take copies of any of such records, or to obtain temporary possession of any thereof as may be reasonably required by purchaser. During such period, TRW will, without any expense to Purchaser except as and to the extent otherwise provided in Section 7.7 hereof, cooperate with Purchaser, and cause its employees to cooperate with Purchaser, in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, or investigation relating to the conduct of the Business prior to the Closing. Without limiting the generality of the foregoing, TRW will make available to Purchaser any such records Purchaser may reasonably need in order to defend or prosecute any legal or administrative action to which Purchaser is a party. If any such records are needed by Purchaser to respond to legal process, then TRW will permit Purchaser to remove business records and technical data temporarily from TRW's premises for purposes of responding to such legal process.

         7.7 ACCESS TO EMPLOYEES: After the Closing, TRW will make available to Purchaser employees of TRW whom Purchaser may reasonably need in order to defend or prosecute any legal or administrative action to which Purchaser is a party and which relates to the conduct of the Business prior to the Closing. Purchaser will pay or reimburse TRW for all expenses which may be incurred by such employees in connection therewith, including, without limitation, all travel, lodging, and meal expenses, and Purchaser will compensate TRW for the number of whole business days spent by each such employee in providing such services at the rate of one hundred thirty percent (130%) of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

         7.8 TRADE RECEIVABLES: After the Closing, Purchaser will use its best good faith efforts to collect promptly all trade accounts receivable included in the Acquired Assets. In addition, without TRW's express consent, Purchaser will refrain from taking any action which would render uncollectible or compromise any such receivables or settle any such receivables for less than full face value. Subject to Purchaser's satisfaction of its obligations under this Section 7.8:

                  (a) In the event that any such receivables (less the amount of any reserves therefor reflected in the Closing Net Book Value net of the Supplemental Receivables Reserve) are not collected in full by Purchaser within one hundred twenty (120) days after the Closing (the "First Date"), TRW will pay to Purchaser on the Second Date (as hereinafter defined) interest at the Prime Rate on the amount thereof from time to time outstanding during the period commencing on the First Date and continuing through and including the date on which such receivables are collected in full (less the amount of any such reserves net of the Supplemental Receivables Reserve) or the one hundred and eightieth (180th) day after the Closing (the "Second Date"), whichever shall first occur.

                  (b) In the event that any such receivables are not collected in full by Purchaser on or before the Second Date, TRW will repurchase such receivables from Purchaser promptly after the Second Date for an amount equal to the full amount outstanding with respect to such receivables (less the amount of any such reserves net of the Supplemental Receivables Reserve) on the Second Date and Purchaser will transfer and assign such receivables to TRW free and clear of any Encumbrance (except for any Encumbrance which constituted an Encumbrance in respect of such receivables as of the Closing Time).

         7.9 ENVIRONMENTAL CLAIMS: After the Closing, each party will provide the other with prompt written notice of any actual or threatened Environmental Claim of which such party becomes aware and for which such other party will or may have any responsibility hereunder. Neither party will take any action to solicit, promote, or encourage the making of any Environmental Claim by any person unless such action is, in the opinion of counsel to such party, legally required or is necessary in order to eliminate, reduce, or minimize the aggregate liability of the parties therefor.

         7.10 ENVIRONMENTAL REMEDIATION: If, within two (2) years after the Closing, Purchaser determines that the Business or any operation of the Business or any condition of the Acquired Assets failed to comply with applicable environmental laws or regulations as of the Closing (such alleged failure being hereinafter called an "Environmental Condition") which requires remediation, then Purchaser will promptly deliver to TRW written notice of such determination, together with a detailed description of such Environmental Condition and the basis for such determination.
Upon delivery of such notice to TRW, the following shall apply:

                  (a) Within sixty (60) days after delivery of such notice to TRW, TRW will provide Purchaser with written notice of whether TRW agrees, agrees in part, or disagrees with Purchaser's determination that the Environmental Condition requires remediation. If TRW's notice indicates that TRW agrees or agrees in part with Purchaser's determination, then TRW will proceed with the preparation of an Environmental Plan as provided in Section 7.10(b) hereof with respect to remediation TRW agrees is required. If TRW's notice indicates that TRW disagrees or disagrees in part that remediation is required, then the disagreed portion of Purchaser's determination will be deemed to be a "Questioned Environmental Condition" hereunder and will be resolved as provided in Section 7.10(d) hereof.

                  (b) If TRW's notice indicates that TRW agrees or agrees in part with Purchaser's determination, TRW will promptly and at TRW's expense prepare and deliver to Purchaser a plan (an "Environmental Plan") outlining the remedial actions TRW proposes to take to eliminate or correct such Environmental Condition (other than that portion, if any, of the Environmental Condition which is a Questioned Environmental Condition), PROVIDED that such Environmental Plan will (i) constitute, in TRW's best good faith judgment, a reasonably prudent and reasonably cost effective method of eliminating or correcting such Environmental Condition and (ii) be reasonably calculated to minimize the disruption of Purchaser's operation of the Business and use of the Acquired Assets.

                  (c) Within sixty (60) days after TRW delivers an Environmental Plan to Purchaser, Purchaser will provide TRW with written notice of whether Purchaser agrees, agrees in part, or disagrees with such Environmental Plan. If Purchaser's notice indicates that Purchaser agrees or agrees in part with such Environmental Plan, then TRW will proceed promptly with the agreed portions of such Environmental Plan. If Purchaser's notice indicates that Purchaser disagrees or disagrees in part with such Environmental Plan, then the disagreed portion of such Environmental Plan shall be deemed to be a "Questioned Environmental Remediation" hereunder and will be resolved as provided in Section 7.10(d) hereof.

                  (d) With respect to any Questioned Environmental Condition or any Questioned Environmental Remediation, the parties will resolve any disagreement through use of a binding "mini-trial" tribunal; PROVIDED, HOWEVER, that either party shall have the right to seek resolution in a court of law if the parties cannot, after reasonable good faith efforts, agree on the rules and procedures to be followed by such mini-trial tribunal.

                  (e) In connection with TRW's preparation and implementation of an Environmental Plan, (i) TRW will use its best good faith efforts to prepare and implement the Environmental Plan expeditiously; (ii) TRW will have the sole right and authority to implement the Environmental Plan and such implementation will be at TRW's sole cost and expense;
         (iii) the parties will cooperate in the implementation of such Environmental Plan to minimize the cost thereof, maximize the effectiveness thereof, and minimize the disruption of Purchaser's conduct of Business or use of the Acquired Assets; (iv) Purchaser will afford TRW and its authorized representatives full and free access to the real properties, buildings, machinery, equipment, utilities, and other assets of the Business as may reasonably be required to prepare or implement the Environmental Plan; and (v) Purchaser will have the right of reasonable concurrence with respect to the implementation of any such Environmental Plan.

                  (f) Any remediation undertaken by TRW pursuant to this Section
         7.10 shall be deemed to be an "Environmental Remediation" hereunder.


                                  ARTICLE VIII

                         Employees and Employee Benefits
                         -------------------------------

         8.1 EMPLOYMENT: Effective as of the Closing Time, each employee of the Business (excepting only (i) any employees listed on Annex K-7 to Part K of the Disclosure Package up to a maximum of five (5) such employees, PROVIDED that such employees will not be members of the general management or manufacturing or design engineering departments of the Business and that the retention of such employees by TRW will not impair Purchaser's ability to conduct the Business (or any material part of the Business) in the normal course after the Closing, (ii) any employees of MMTC in excess of seventy-five (75) employees, such seventy-five (75) employees to be designated in writing by Purchaser prior to the Closing and reasonably satisfactory to TRW, and (iii) any employees of the Group's Central Human Resources Division in excess of eighteen (18) employees, such eighteen (18) employees to be designated in writing by Purchaser prior to the Closing and reasonably satisfactory to TRW) will cease to be an employee of TRW and will become an employee of Purchaser. TRW will neither employ nor offer employment to any of such employee during the twelve (12) month period following the Closing without the prior written consent of Purchaser. During such period, Purchaser will not, without the prior written consent of TRW, employ or offer employment to any former employee of the Business who retired from or voluntarily terminated employment with TRW during the six (6) month period preceding the Closing.

         8.2 PENSION PLANS: TRW currently maintains the following pension plans covering employees of the Business: the TRW Salaried Pension Plan (the "Salaried Plan") covering salaried employees of TRW, including salaried employees of the Business, and the TRW-AWA Retirement Plan (the "AWA Plan") covering hourly employees of the Business. (For purposes hereof, the Salaried Plan and the AWA Plan are referred to collectively as the "Pension Plans".) With respect to the Pension Plans, the following shall apply:

                  (a) Purchaser will not become a sponsor of either of the Pension Plans and no assets or liabilities of either such plan will be transferred to or assumed by Purchaser or any plan or trust maintained by Purchaser.

                  (b) Within sixty (60) days after the Closing, TRW will cause the Pension Plans to be amended (as and to the extent necessary) effective as of the Closing Time to provide that each employee of the Business who is a participant in any of the Pension Plans and who becomes an employee of Purchaser at the Closing Time (i) will be entitled to payment of any and all benefits vested as of the Closing Time under the Salaried Plan or the AWA Plan, as the case may be, when such employee has terminated employment with Purchaser after the Closing Time and (ii) will receive full credit for such employee's service with Purchaser after the Closing Time for purposes of vesting under the Salaried Plan or the AWA Plan, as the case may be.

                  (c) Within sixty (60) days after the Closing, Purchaser will cause pension plans maintained by Purchaser to be amended (as and to the extent necessary) effective as of the Closing Time to provide that each employee of the Business who is a participant in the Salaried Plan or the AWA Plan and who becomes an employee of Purchaser at the Closing Time will receive full credit for such employee's service with TRW prior to the Closing Time for purposes of participation (if Purchaser's plan has an eligibility requirement) and vesting under the applicable pension plan of Purchaser.

         8.3 401(K) PLAN: TRW currently maintains The TRW Stock Savings Plan (the "401(k) Plan") for its eligible employees, including eligible employees of the Business. Purchaser will not become a sponsor of the 401(k) Plan and no assets or liabilities of the 401(k) Plan will be transferred to or assumed by Purchaser or any plan or trust maintained by Purchaser. Within sixty (60) days after the Closing, TRW will cause the 401(k) Plan to be amended (as and to the extent necessary) effective as of the Closing Time to provide that each employee of the Business who becomes an employee of Purchaser at the Closing Time will be entitled to receive amounts held in such employee's "pre-tax" accounts only when such employee's employment with Purchaser is terminated, subject only to existing generally applicable provisions of the 401(k) Plan as to withdrawal of "pre-tax" accounts.

         8.4 MEDICAL BENEFITS: TRW will provide former employees of the Business who have retired prior to the Closing Time with medical benefit coverage as provided under TRW retiree medical benefit plans. As of the Closing Time, Purchaser will provide employees of the Business who become employees of Purchaser at the Closing Time with medical benefit coverage under medical benefit plans comparable to the medical benefit plans for such employees maintained by Purchaser immediately prior to the Closing Time. Each party reserves the right to change its employee medical benefits plans in the future when and as it deems appropriate.

         8.5 LIFE INSURANCE: TRW will provide former employees of the Business who have retired prior to the Closing Time with life insurance coverage under TRW retiree life insurance benefit plans. As of the Closing Time, Purchaser will provide employees of the Business who become employees of Purchaser at the Closing Time with coverage under life insurance benefit plans comparable to the life insurance benefit plans for such employees maintained by Purchaser immediately prior to the Closing Time. Each party reserves the right to change its employee life insurance plans in the future when and as it deems appropriate.

         8.6 ACCRUED VACATION: As of the Closing Time, Purchaser will assume all obligations of TRW to employees of the Business who become employees of Purchaser at the Closing Time for accrued vacation to the extent the same is reflected in the Closing Net Book Value. TRW will have no obligation to make any payment to employees after the date of the Closing Time with respect to any such vacation pay entitlement.

         8.7 WORKERS' COMPENSATION: TRW will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by employees of the Business on or before the Closing Time. Purchaser will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by employees of the Business after the Closing Time. TRW will bear the entire cost and expense of all workers' compensation claims arising out of injuries without an identifiable date of occurrence and which are alleged to have arisen either before or before and after the Closing Time which are filed within thirty (30) days after the Closing Date. Notwithstanding the foregoing, TRW's liability for total workers' compensation liability claims with respect to the Business at the TAPCO Facility shall not exceed one hundred fifty percent (150%) of the average annual workers' compensation premium allocated to the Business at such facility for the fiscal year ended December 31, 1985, and Purchaser will bear all other costs and expenses arising out of workers' compensation claims of employees of the Business.

         8.8 SEVERANCE PAYMENTS: TRW will bear the entire cost and expense of severance payments payable to employees of the Business whose employment with the Business is terminated by TRW before the Closing Time. Purchaser will bear the entire cost and expense of severance payments payable to employees of the Business whose employment with the Business is terminated by purchaser at or after the Closing Time.

         8.9 UNEMPLOYMENT INSURANCE: The parties will use their mutual best efforts before and after the Closing Time to cause the transfer of a pro rata portion of TRW's unemployment insurance experience ratings to Purchaser in the State of Ohio.

         8.10 OTHER EMPLOYEE BENEFITS: Between the date hereof and the Closing, the parties will negotiate in good faith their respective obligations to employees of the Business under other employee benefit plans maintained by TRW and by Purchaser; PROVIDED, HOWEVER, that (i) any and all obligations of TRW under the Memorandum of Understanding will be the sole responsibility of TRW and
(ii) the accounting principles described in Section 2.7(c) hereof will reflect the fact that any and all such obligations will be Excluded Liabilities for purpose of determining the Closing Net Book Value, EXCEPT that notwithstanding the foregoing provisions of this Section 8.10, Purchaser will be responsible for any and all severance and related benefits payable to employees who are entitled to severance payments pursuant to Article VII. B. of the Memorandum of Understanding.

         8.11     TERMINATION OR LAYOFF OF CERTAIN EMPLOYEES:

                  (a) In the event that the employment of any Support Employee with Purchaser is involuntarily terminated, except for just cause, during the Termination Period solely as a result of a Termination Event, TRW will reimburse Purchaser, promptly upon notice from Purchaser, for the entire cost and expense of severance payments made by Purchaser to such employee under Purchaser's severance programs as in effect on the date of termination; PROVIDED, HOWEVER, that the aggregate amount which TRW shall be so obligated to reimburse Purchaser in respect of each such employee shall not exceed the aggregate amount of severance payments which would have been payable to such employee had TRW's severance program as in effect on the Closing Date immediately prior to the Closing continued in effect with respect to such employee through the date of such employee's termination; and PROVIDED FURTHER that TRW shall not have any obligation to any Support Employee arising from the termination of employment of such employee or any amounts payable to such employee in connection therewith.

                  (b) In the event that any Hourly Support Employee is laid off during the Termination Period solely as a result of a Termination Event, TRW will reimburse Purchaser, promptly upon notice from Purchaser, for any and all costs and expenses which are incurred by Purchaser as a result of such layoff and which would have been incurred by TRW if such Hourly Support Employee had been laid off under the TRW labor contract applicable to such employee as in effect on the Closing Date; PROVIDED, HOWEVER, that TRW shall not have any obligation to any Hourly Support Employee arising from the layoff of such employee or any amounts payable to such employee in connection therewith.

                  (c) During the twelve (12) month period following the termination of any Support Employee or Hourly Support Employee, Purchaser will not, without the prior written consent of TRW, employ or offer employment to such employee.

                                   ARTICLE IX

                                 Indemnification
                                 ---------------

         9.1 INDEMNIFICATION OF TRW: Purchaser will indemnify, defend, and hold TRW harmless from and against any and all liabilities (regardless of legal theory, including, without limitation, strict liability), damages, losses, claims, costs (including, without limitation, the costs of cleanup and corrective measures), and expenses (including attorneys' fees) arising out of or resulting from (a) any misrepresentation or breach of warranty by Purchaser for which notice is given by TRW within the period specified in Section 3.5 hereof;
(b) Purchaser's failure or alleged failure to pay or cause to be paid when due and payable or to satisfy or cause to be satisfied any of the Assumed Liabilities, including, without limitation, the Assumed Environmental Obligations and Purchaser's share of the Shared Environmental Obligations and any claim, action, litigation or proceeding in respect of any Assumed Liability;
(c) nonperformance of any covenant or other obligation, including, without limitation, Purchaser's obligations with respect to Environmental Remediation, to be performed on the part of Purchaser under this Agreement; and (d) the termination of any Support Employee or the layoff of any Hourly Support Employee as provided in Section 8.11 (excluding, however, any severance payments and any costs and expenses of layoff for which TRW has agreed to reimburse Purchaser as and to the extent provided in Section 8.11).

         9.2 INDEMNIFICATION OF PURCHASER: Subject to the limitation set forth in Section 9.4 hereof, TRW will indemnify, defend, and hold Purchaser harmless from and against any and all liabilities (regardless of legal theory, including, without limitation, strict liability), damages, losses, claims, costs (including, without limitation, the costs of cleanup and corrective measures), and expenses (including attorneys' fees) arising out of or resulting from (a) any misrepresentation or breach of warranty by TRW for which notice is given by Purchaser within the period specified in Section 3.5 hereof; (b) TRW's failure or alleged failure fully to pay or cause to be paid when due and payable or to satisfy or cause to be satisfied any of the Excluded Liabilities, including, without limitation, the Excluded Environmental Obligations and TRW's share of the Shared Environmental Obligations, and any claim, action, litigation or proceeding in respect of any Excluded Liability; (c) nonperformance of any covenant or other obligation, including, without limitation, TRW's obligations with respect to Environmental Remediation, to be performed on the part of TRW under this Agreement; and (d) debarment or suspension of the Business as a contractor or subcontractor to the United States Government arising out of TRW's conduct of the Business prior to the Closing.

         9.3 CLAIMS: If either party desires to make a claim against the other under Section 9.1 or 9.2 hereof which does not involve a claim by any person other than the parties, then such party shall make such claim by promptly delivering written notice to the other. If either Purchaser or TRW (the "claimant") desires to make a claim against the other (the "indemnitor") under
Section 9.1 or 9.2 hereof which involves a claim by a person other than the parties, then such claim will be made in the following manner and be subject to the following terms and conditions:

                  (a) NOTICE: The claimant will give prompt notice to the indemnitor of any demand, claim, or threat of litigation or the actual institution of any action, suit, or proceeding (collectively, a "claim") at any time served on or instituted against the claimant with respect to which the claimant believes it would have a right of indemnification under Section 9.1 or
         9.2 hereof. In providing such notice, the claimant shall only state the existence of such claim and shall not admit or deny the validity of the facts or circumstances out of which such claim arose. Solely for purposes of determining whether the claimant is entitled to indemnification under Section 9.1 or 9.2 hereof, the alleged facts or circumstances on which such claim is based shall be deemed to be true.

                  (b) RESPONSIBILITY FOR DEFENSE: Within thirty (30) days after receipt of any such notice, but not less than five (5) working days prior to the time the claimant is required to respond to a claim, the indemnitor will, by giving written notice to the claimant, have the right to assume responsibility for the defense of the claim in the name of the claimant or otherwise as the indemnitor may elect, PROVIDED that the indemnitor also agrees that it would have responsibility to indemnify the claimant with respect to such claim. Otherwise, the claimant will have responsibility for the defense of the claim. Subject to the provisions of subsections (c) and (d) below, the party having responsibility for defense of a claim (the "defending party") will have the full authority to defend, cure, adjust, compromise, or settle such claim or appeal any judgment or ruling of a court or other tribunal in connection with such claim in its own name and/or in the name of the other party.

                  (c) RIGHT TO PARTICIPATE: Notwithstanding a defending party's responsibility for the defense of a claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a claim and the defending party will consult with the other party from time to time on matters relating to the defense of such claim. The defending party will provide the other party with copies of all pleadings and material correspondence relating to such claim.

                  (d) SETTLEMENT: A defending party will provide the other party with timely written notice of any proposed adjustment, compromise, or other settlement of a claim which the defending party intends to propose or accept. If the other party fails to provide the defending party with timely written notice of objection to such settlement, then the defending party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to such settlement. If the other party objects to such settlement, then the defending party may, if it so elects, tender the defense to the other party by paying to the other the amount of money proposed to be paid in settlement of the claim, in which case the defending party shall have no further liability to the other party hereunder with respect to such claim and the other party shall have full authority for the future defense of such claim and full responsibility for any and all liabilities, obligations, costs, and expenses resulting therefrom.

         9.4 LIMITATION ON INDEMNIFICATION: Notwithstanding the provisions of
Section 9.2(a) hereof, TRW will not be obligated to indemnify, defend, or hold Purchaser harmless from or against any liability, damage, loss, claim, cost, or expense (including attorneys' fees) described in such Section 9.2(a) and not in Sections 9.2 (b), (c) or (d) hereof unless a given claim exceeds

One Hundred Fifty Thousand Dollars ($150,000). In no event will TRW's total obligation to Purchaser under Section 9.2(a) hereof exceed, in the aggregate, Thirty-Five Million Dollars ($35,000,000).


                                    ARTICLE X

                       Amendment, Waiver, And Termination
                       ----------------------------------

         10.1 AMENDMENT: This Agreement may be amended at any time prior to the Closing but only by written instrument executed by both of the parties hereto.

         10.2 WAIVER: Either party may at any time waive compliance by the other with any covenants or conditions contained in this Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

         10.3 TERMINATION: This Agreement may be terminated at any time prior to the Closing, but only by written instrument signed by both parties. This Agreement shall terminate automatically, and without further action by the parties hereto, if (i) Purchaser rejects the Disclosure Package (as provided in Section 4.8 hereof) or (ii) the Closing shall not have occurred by the date which is forty-five (45) days after the date on which both parties shall have executed this Agreement or such other date as the parties may agree in writing as a result of negotiations conducted in good faith.

         10.4 UNILATERAL RIGHT OF CANCELLATION: In addition to its rights under
Section 10.3 hereof, TRW will have the unilateral right to cancel this Agreement by delivering written cancellation notice to Purchaser at any time prior to Closing, if --

                  (a) TRW has or develops, whether as a result of a notice from Purchaser pursuant to Section 4.9 hereof or otherwise, reasonable grounds for believing that Purchaser will not or may not have available at the Closing sufficient funds to pay the Purchase Price as herein contemplated; and

                  (b) TRW delivers to Purchaser a written demand that Purchaser provide TRW with written assurance of Purchaser's ability to pay the Purchase Price as herein contemplated; and

                  (c) Purchaser fails to deliver to TRW, within five (5) days after delivery of TRW's demand pursuant to Section 10.4(b) hereof, written assurance, adequate to TRW in the exercise of TRW's reasonable good faith discretion and taking into account Purchaser's Financing Plan, of Purchaser's ability to pay the Purchase Price as herein contemplated.

Upon delivery of written cancellation notice as provided in this Section 10.4, this Agreement will be deemed to be canceled as of the date of such notice without prejudice to any rights or remedies TRW may have at law or in equity against Purchaser for any misrepresentation or breach of warranty or covenant by purchaser hereunder.


                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

         11.1 COOPERATION: Each of Purchaser and TRW will cooperate with the other party, at the other party's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, and disputes with other persons or governmental inquiries or investigations involving TRW's conduct of the Business or the transactions contemplated hereby.

         11.2 CONFIDENTIALITY: Reference is made to the Confidentiality Agreement (the "Confidentiality Agreement") dated the date hereof and the Supplemental Confidentiality Agreement (the "Supplemental Confidentiality Agreement") dated the date hereof between TRW and Purchaser. TRW and Purchaser agree to abide by the terms and conditions of the Confidentiality Agreement and the Supplemental Confidentiality Agreement through the Closing. After the Closing, TRW will hold the Confidential Information (as defined in the Supplemental Confidentiality Agreement) in strictest confidence and will use neither the Confidential Information nor other information concerning the Business TRW may retain after the Closing for any purpose which might be competitively disadvantageous to Purchaser or the Business. After the Closing, both TRW and Purchaser will have the right jointly or severally to enforce any other confidentiality agreements into which TRW may have entered with other prospective purchasers of the Business.

         11.3 SEVERABILITY: If any provision of this Agreement shall finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

         11.4 EXPENSES: Except as otherwise provided in this Section 11.4 and
Section 11.5, each party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated. Each party will bear one-half (1/2) of the Title Company's fee or premium in respect of the Owner's Policy of Title Insurance described in Section 6.5. Purchaser will be solely responsible for the cost of the appraisal described in Section 6.5. Purchaser will be solely responsible for payment of any fees of Corporate Growth Resources resulting from or arising out of the transactions contemplated hereby. TRW will be solely responsible for payment of any fees of the Auditors, Morgan Stanley & Co. Incorporated, and Salomon Brothers Inc resulting from or arising out of the transactions contemplated hereby. TRW and Purchaser will each pay one-half of any fees charged by the firm of certified public accountants referred to in the final two sentences of Section 2.7(b) hereof.

         11.5 TRANSFER TAXES: TRW and Purchaser will bear equally any transfer taxes, if any, which may result from the transfer of the Acquired Assets from TRW to Purchaser, other than sales or use taxes, if any, which shall be the sole responsibility of Purchaser.

         11.6 BULK SALES: Purchaser waives compliance by TRW with the provisions of any so- called bulk sales law of any state.

         11.7 NOTICES: All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested, with postage prepaid:

         If to Purchaser, to:       Agnem Holdings, Inc.
                                    131 Pequot Lane
                                    New Canaan, Connecticut  06840

                                    Attention:       Albert O. Mendez

         and to:                    Agnem Holdings, Inc.
                                    c/o J. J. Lowrey & Co.
                                    180 Maiden Lane
                                    New York City, New York  10038

                                    Attention:       W. Ian Laird

         with a copy to:            LeBoeuf, Lamb, Leiby & MacRae
                                    520 Madison Avenue
                                    New York City, New York  10022

                                    Attention:       Louis H. Singer, Esq.

         If to TRW, to:             TRW Inc.
                                    1900 Richmond Road
                                    Cleveland, Ohio  44124
                                    Telex:  980227/TRWCLEV EUCD

                                    Attention:       Secretary

PROVIDED, HOWEVER, that if either party shall have designated a different address by notice to the other given as provided above, then to the last address so designated.

         11.8 ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable by either party without the prior written consent of the other; PROVIDED, HOWEVER, that Purchaser may assign all of its rights and delegate all of its duties under this Agreement to a wholly-owned subsidiary of Purchaser and may change its name to any other name selected by Purchaser; and PROVIDED FURTHER that in the case of any such assignment, Purchaser delivers written notice of such assignment to TRW no later than ten (10) business days before the Closing, together with Purchaser's unconditional guarantee of its assignee's performance of this Agreement in the form of Appendix H hereto.

         11.9 NO THIRD PARTIES: This Agreement is not intended to, and shall not, create any rights in or confer any benefits upon any person other than the parties hereto.

         11.10 INCORPORATION BY REFERENCE: The Appendices to this Agreement and the Disclosure Package constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this Reference.

         11.11 GOVERNING LAW: This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Ohio, except where the substantive laws of another jurisdiction mandatorily apply.

         11.12 COUNTERPARTS: More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

         11.13 COMPLETE AGREEMENT: This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto, EXCEPT that any confidentiality agreement in effect on the date hereof between TRW and any officer, employee or representative of Purchaser shall continue in force and effect through the Closing.

         IN WITNESS WHEREOF, AGNEM HOLDINGS, INC. and TRW INC. have each caused this Agreement to be executed by their respective duly authorized officers and have caused their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                          AGNEM HOLDINGS, INC.


(Corporate Seal)                          By:  /s/ President
                                             ---------------------------------

                                          Date:  August 6, 1986
                                               -------------------------------


                                          By:  /s/ James J. Lowrey by his
                                                  Attorney-in-fact
                                             ---------------------------------
                                                   Vice President

                                          Date:   August 6, 1986
                                               -------------------------------
Attest:

By:    /s/ Assistant Secretary
     --------------------------------


                                         TRW INC.


(Corporate Seal)                          By:  /s/ R.A. Campbell
                                             ---------------------------------
                                                   Executive Vice President

                                          Date:  August 5, 1986
                                               -------------------------------
Attest:

By:    /s/ Assistant Secretary
     -------------------------------

                                                                      Appendix A
                                                                      ----------



                               CERTAIN DEFINITIONS
                               -------------------


                  The following terms have the meanings set forth below where used in the Agreement and identified with initial capital letters:


Acquired Assets                     As defined in Section 2.2 of the Agreement.

Adjustment                          As determined under Section 2.7 of  the
                                    Agreement.

Agreement                           As defined in the Preamble to the Agreement.

Assumed Environmental               All liabilities and obligations for
  Obligations                       Environmental Claims whenever made arising
                                    out of, resulting from, or relating to
                                    Environmental Activities conducted by
                                    Purchaser in Purchaser's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets which were not conducted by TRW in TRW's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets before the Closing Time; all liabilities and obligations for Environmental Claims made twenty (20) years or more after the Closing arising out of, resulting from, or relating to Environmental Activities conducted both by TRW in TRW's operation of the TAPCO
                                    Facility or conduct of the Business or use of the Acquired Assets before the Closing
                                    Time and by Purchaser in Purchaser's
                                    operation of the TAPCO Facility or conduct of the Business or use of the Acquired
                                    Assets after the Closing Time; and all of Purchaser's obligations with respect to
                                    Environmental Remediation set forth in
                                    Section 7.10 of the Agreement.

Assumed Liabilities                 As defined in Section 2.4 of the Agreement.

Auditors                            As defined in Section 2.7(a) of the
                                    Agreement.

Auditors' Report                    As defined in Section 2.7(a) of the
                                    Agreement.

Base-Line Balance                   TRW's unaudited pro forma restated
Sheet                               balance sheet for the Sheet Business at
                                    December 31, 1985, included as Annex A-2 to
                                    Part A of the Disclosure Package.

Base-Line Net Book                  As defined in Section 2.7(d) of the
  Value                             Agreement.

                                                                      Appendix A
                                                                      ----------


Bumped Employee                     Any hourly employee of the Business at the
                                    TAPCO Facility who is laid off during the Termination Period as a result of the exercise of "bumping" or other contractual rights by any other Hourly Support Employee, but if and only if such other Hourly Support
                                    Employee would have been laid off during the Termination Period solely as a result of a Termination Event but for the exercise of such "bumping" or other contractual rights.

Business                            As defined in Recital A to the Agreement.

Business Balance                    TRW's unaudited consolidating balance sheet
  Sheet                             for the Business at December 31, 1985,
                                    included as Annex A-I to Part A of the
                                    Disclosure Package.

Closing                             As defined in Section 6.1 of the Agreement.

Closing Date                        As defined in Section 6.2 of the Agreement.

Closing Net Book                    As defined in Section 2.7(e) of the
  Value                             Agreement.

Closing Time                        11:59 p.m. (Eastern Time) on the Closing
                                    Date.

Default An occurrence which constitutes a breach or default under a contract, order, or other commitment, after the expiration of any grace period provided without cure.

Disclosure                          As defined in Section 3.2 of the Agreement.
Package

Division                            As defined in Recital A to the Agreement

Encumbrance                         Any encumbrance or lien, including, without
                                    limitation, any mortgage, judgment lien, materialman's lien, mechanic's lien, security interest, encroachment, easement, or other restriction, in each case having a material adverse effect on the thing or right so encumbered.

Environmental                       Any action, omission, or maintenance of a
  Activities                        condition adversely affecting the
                                    environment arising out of the conduct of the Business or the use of the Acquired
                                    Assets or the operation of the TAPCO
                                    Facility, including, without limitation, generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release, or emission of any waste, pollutant, toxic, or other hazardous substance.

                                                                      Appendix A
                                                                      ----------



Environmental Claim                 Any claim made or lawsuit filed or
                                    threatened, and any investigation which
                                    results in a claim made or lawsuit filed or threatened, by a person other than the parties with respect to Environmental
                                    Activities.

Environmental                       As defined in Section 7.10 of the Agreement.
  Condition

Environmental Plan                  As defined in Section 7.10(b) of the
                                    Agreement

Environmental                       As described in Section 7.10(f) of the
  Remediation                       Agreement.

Exceptions                          As defined in Section 6.5(a) of the
                                    Agreement.

Excluded Assets                     As defined in Section 2.3 of the Agreement.

Excluded Environmental              All liabilities and obligations for
Obligations                         Environmental Claims whenever made arising
                                    out of, resulting from, or related to
                                    Environmental Activities conducted by TRW in TRW's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets which are not conducted by Purchaser in Purchaser's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets after the Closing
                                    Time; all liabilities and obligations for Environmental Claims made within two (2) years after the Closing arising out of, resulting from, or relating to Environmental
                                    Activities conducted both by TRW in TRW's operation of the TAPCO Facility or conduct of the Business or use of the Acquired
                                    Assets before the Closing Time and by
                                    Purchaser in Purchaser's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets after the Closing
                                    Time; and all of TRW's obligations with
                                    respect to Environmental Remediation set forth in Sections 7.10 of the Agreement.

Excluded Liabilities                As defined in Section 2.5 of the Agreement.

First Date                          As defined in Section 7.8 of the Agreement.

40l(k) Plan                         As defined in Section 8.3 of the Agreement.

Group                               As defined in Recital A to the Agreement.

                                                                      Appendix A
                                                                      ----------



Hourly Support                      Any hourly employee of the Business as of
  Employee                          the Closing who is engaged primarily in
                                    activities in support of businesses at the TAPCO Facility other than the Business and whose job classification is one which is designated in a written document signed or initialed by Purchaser and TRW prior to the Closing, and any hourly employee of the Business hired by Purchaser after the Closing to replace any such employee who retires, is discharged for cause or voluntarily terminates employment during the
                                    Termination Period, and any Bumped Employee in respect of such employee or replacement employee, PROVIDED that the total number of Hourly Support Employees shall not exceed sixty-two (62).

Intellectual                        Rights consisting of, conferred by, or
  Property                          otherwise relating to (i) patents and patent
                                    applications (including all renewals,
                                    extensions, or modifications thereof); (ii) trade secrets, including without limitation, know-how, inventions, computerized data and information, computer programs, business records, files and data, discoveries, formulae, production outlines, product designs, manufacturing information, processes and techniques, testing and quality control processes and techniques, drawings and customer lists; (iii) trademarks, service marks, and applications therefor; (iv) copyrights; (v) trade names;
                                    and (vi) other intellectual property.

IS Agreement                        An agreement to be dated the Closing Date
                                    between Purchaser and TRW relating to
                                    certain information systems services to be provided by TRW to Purchaser from and after the Closing.

Library Agreements One or more agreements to be dated on or before the Closing Date between Purchaser and TRW (or between TRW and the owners of one or more of the other businesses which have operations at the TAPCO Facility) relating to the sharing of materials maintained in the Group technical library.

Material Event                      Any event, condition, circumstance, change,
                                    or occurrence which has a material and
                                    adverse effect on the Business or the
                                    properties, assets, liabilities (fixed or otherwise) or condition (financial or otherwise) of the Business.

Memorandum of                       Memo of Understanding captioned "Severance
  Understanding                     Policy for Non-Retained Employees Upon Sale
                                    of TAPCO Facility" dated October 28, 1985 between TRW and the Aircraft Workers
                                    Alliance Amalgamated, Inc.

                                                                      Appendix A
                                                                      ----------


MMTC The Group's Manufacturing and Material Technology Center at the TAPCO Facility.

Other Agreements                    Collectively, the Shared Assets Agreement,
                                    the Shared Liabilities Agreement, the
                                    Transition Agreement, the IS Agreement, the
                                    Shared Equipment Agreements, the Library
                                    Agreements, and such other agreements as the parties shall deem necessary or desirable to effect the transactions contemplated by the Agreement, all of which agreements shall be reasonably satisfactory in form and substance to TRW and Purchaser.

Ownership                           Such ownership as confers upon the person
                                    having it good and marketable title to and control over the thing or right owned, free and clear of any and all Encumbrances except
                                    Permitted Encumbrances.

Pension Plans                       As defined in Section 8.2 of the Agreement.

Permitted                           Encumbrances Encumbrances disclosed on Part
                                    E of the Disclosure Package and the
                                    Exceptions.

Prime Rate The rate of interest publicly announced by National City Bank of Cleveland, Ohio, from time to time as its prime or base rate for U.S. Dollar loans.

Products                            As defined in Recital A to the Agreement.

Purchaser                           As defined in the Preamble to the Agreement.

Purchase Price                      As defined in Section 2.6 of the Agreement.

Purchaser's Financing               As defined in Section 4.9 of the Agreement.
  Plan

Questioned                          As described in Section 7.10(a) of the
  Environmental                     Agreement.
  Condition

Questioned                          As defined in Section 7.10(c) of the
  Environmental                     Agreement.
  Remediation

Salaried Plan                       As defined in Section 8.2 of the Agreement.

Second Date                         As defined in Section 7.8 of the Agreement.

                                                                      Appendix A
                                                                      ----------



Shared Assets                       An agreement to be dated the Closing Date
  Agreement                         between Purchaser and TRW relating to the
                                    sharing of certain assets, such agreement to be in the form of Appendix F to the Agreement.

Shared Equipment                    One or more agreements to be dated on or
  Agreements                        before the Closing Date between Purchaser
                                    and TRW (or between TRW and the owners of one or more of the other businesses which have operations at the TAPCO Facility) relating to the sharing of certain equipment used in the conduct of the Business (or the activities of MMTC in support of the Business) and in one or more other businesses (or the activities of MMTC in support of such other businesses).

Shared Environmental                All liabilities and obligations for
  Obligations                       Environmental Claims made two (2) years or
                                    more after the Closing, but within twenty
                                    (20) years after the Closing, arising out of, resulting from, or relating to Environmental Activities conducted both by
                                    TRW in TRW's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets before the Closing Time and by Purchaser in Purchaser's operation of the TAPCO Facility or conduct of the Business or use of the Acquired Assets after the Closing
                                    Time.

Shared Liabilities                  An agreement to be dated the Closing Date
  Agreement                         between Purchaser and TRW relating to the
                                    sharing of certain liabilities, such
                                    agreement to be in the form of Appendix G to the Agreement.

Special Receivables                 Receivables owing to TRW (estimated by TRW
                                    on the date hereof to be in the amount of approximately Five Million Dollars
                                    ($5,000,000)) in respect of certain
                                    contracts between TRW and one or more
                                    contractors or subcontractors of the U.S.
                                    Government but which have not been billed as of the date of the Agreement as a result of or in connection with pending U.S.
                                    Government investigations of certain cost accounting irregularities at the Division.

Substitute Employee                 Any salaried employee of the Business who is
                                    engaged primarily in activities in support of business at the TAPCO Facility other than the Business and who is designated by Purchaser as a substitute for a Support
                                    Employee as a result of Purchaser's good faith determination upon the advice of counsel that the layoff of the Support
                                    Employee for whom such employee is
                                    substituted would violate (or would create a significant risk of violation of) any legal obligation of Purchaser under applicable equal employment opportunity or employment discrimination law or regulation.

                                                                      Appendix A
                                                                      ----------



Supplemental                        As defined in Section 2.7(c) of the
  Receivables Reserve               Agreement.

Support Employee                    Any salaried employee of the Business as of
                                    the Closing who is engaged primarily in
                                    activities in support of businesses at the TAPCO Facility other than the Business and whose job classification is one which is designated in a written document signed or initialed by Purchaser and TRW prior to the Closing, and any salaried employee of the Business hired by Purchaser after the Closing to replace any such employee who retires, is discharged for cause or voluntarily terminates employment during the
                                    Termination Period, and any Substitute
                                    Employee in respect of any such employee or replacement employee, PROVIDED that the total number of Support Employees shall not exceed forty-nine (49).

TAPCO Agreements Collectively, the lease and service agreements listed in Appendix K hereto as such agreements shall be negotiated and finalized by the parties thereto on or before the Closing Date.

TAPCO Facility The facility on Euclid Avenue in Cleveland, Ohio, owned by TRW and used by the Group in the conduct of the Business and other businesses.

Termination Event                   An event during the Termination Period which
                                    reduces the number of Support Employees or Hourly Support Employees reasonably required by Purchaser in support of a business at the TAPCO Facility other than the Business as a result of (i) a decision by the owner of such other business to discontinue, relocate or downsize the operations of such other businesses as conducted at the TAPCO
                                    Facility or (ii) a decrease in the level of services required from Purchaser by such other businesses at the TAPCO Facility.

Termination Period                  The two (2) year period commencing at the
                                    Closing Time and extending through and
                                    including the second anniversary of the
                                    Closing Date.

Title Company                       As defined in Section 6.5(a) of the
                                    Agreement.

TRW                                 As defined in the Preamble to the Agreement.

Transition Agreement                An agreement to be dated the Closing Date
                                    between Purchaser and TRW relating to
                                    certain transitional matters.

Unbilled Special                    As defined in Section 4.11 of the Agreement.
  Receivables